EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Rayonier Inc.:

1)	Registration Statement (Form S-3 No. 333−52857)

2)	Registration Statement (Form S-4 Amendment No. 1 to No. 333−114858),

3)	Registration Statement (Form S-8 No. 333−129175) pertaining to the Rayonier 1994 Incentive Stock Plan,

4)	Registration Statement (Form S-8 No. 333−129176) pertaining to the 2004 Rayonier Incentive Stock and Management Bonus Plan,

5)	Registration Statement (Form S-8 No. 333−136920) pertaining to the Rayonier Inc. Fernandina Mill Savings Plan for Hourly Employees,

6)	Registration Statement (Form S-3 No. 333−143150),

7)	Registration Statement (Form S-3 No. 333−148525),

8)
Registration Statement (Form S-8 No. 333−152505) pertaining to the Rayonier Inc. Savings Plan for Non-Bargaining Unit Hourly Employees at Certain Locations, Rayonier Investment and Savings Plan for Salaried Employees, and Rayonier Inc. Fernandina Mill Savings Plan for Hourly Employees,

9)	Registration Statement (Form S-8 No. 333−158656) pertaining to the Rayonier-Jesup Mill Savings Plan for Hourly Employees,

10)	Registration Statement (Form S-3 No. 333−162959),

11)	Registration Statement (Form S-3 No. 333−167011), and

12)	Registration Statement (Form S-3 No. 333−179784);
of our report with respect to the consolidated financial statements and schedule of Rayonier Inc. and subsidiaries dated February 28, 2014, except as it relates to the material weakness referenced in the fourth paragraph of the audit report, as to which the date is November 10, 2014 and the report on the effectiveness of internal control over financial reporting of Rayonier Inc. and subsidiaries dated February 28, 2014, except as it relates to the material weakness referenced in the seventh paragraph of the audit report, as to which the date is November 10, 2014, included in this Form 10-K/A of Rayonier Inc. for the year ended December 31, 2013.

/s/ Ernst & Young LLP
Certified Public Accountants

Jacksonville, FL
November 10, 2014